Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                THIS NOTE IS ISSUED AT AN ORIGINAL ISSUE DISCOUNT

                         WORLD WASTE TECHNOLOGIES, INC.

                         SENIOR SECURED PROMISSORY NOTE

N-                                                         San Diego, California
$_______________                                                November 1, 2005

      This SENIOR SECURED PROMISSORY NOTE (this "Note") is issued in connection with an offering (the "Offering") by World Waste Technologies, Inc., a California corporation (the "Company") of a series of senior secured notes and common stock purchase warrants, as described in the Company's Private Placement Memorandum dated as of October 7, 2005, as supplemented. In accordance with the Offering, this Note is issued pursuant to a series of Subscription Agreements (individually, a "Subscription Agreement" and collectively, the "Subscription Agreements"), by and between the Company and each of the investors party thereto (the "Lenders") and is entitled to the benefits of the Subscription Agreement. The payment of the principal sum of this Note, including interest accrued thereon, is secured pursuant to the terms of that certain Security Agreement dated November 1, 2005 (the "Security Agreement"), by and between the Company and the Lenders. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Subscription Agreement.

      1. Principal and Interest. The Company, for value received, hereby promises to pay to the order of , or holder (either, the "Holder") in lawful money of the United States, the principal amount of $ , together with interest (computed on the basis of a 360 day year) accrued on the unpaid principal of this Note at the rate of ten percent (10.0%) per annum commencing on the date hereof and compounding quarterly. Accrued interest on this Note shall be payable in arrears on December 31, March 31, June 30 and September 30 of each year, commencing December 31, 2005.

      This Note is due and payable (a) on the earlier of (i) the closing of one or more equity financings occurring after the date hereof generating gross cash proceeds to the Company in the aggregate amount of at least $9.0 million, excluding any proceeds from the sale of securities pursuant to the Offering or
(ii) May 1, 2007 (the first to occur of the foregoing being referred to as the

"Maturity Date"); provided, however, that the Maturity Date may be extended by written notice, made by the holders of no less than seventy five percent (75%) in interest of the principal amount outstanding under all promissory notes issued pursuant to the Offering (the "Purchased Notes") then outstanding (a "Qualifying Percentage"), at any time prior to the Maturity Date, or (b) on demand by written notice following a determination of the holders of a Qualifying Percentage acting in good faith that an Event of Default has occurred. The Company shall, on the Maturity Date or, if earlier, within one (1) business day of receipt of the written notice referred to in the immediately preceding sentence (the "Payment Date"), pay the outstanding principal and all accrued and unpaid interest on this Note (as well as any other amounts payable hereunder) as of the Maturity Date or the Payment Date, as applicable. If upon the Maturity Date or the Payment Date the amount available for distribution to each Lender is less than the amount that such Lender is entitled to pursuant to the Subscription Agreement and such Lender's Note, then the Holder shall receive such Holder's pro rata share pursuant to the Holder's outstanding principal amount and accrued but unpaid interest.

      2. Ranking. This Note is issued as a senior secured obligation of the Company and ranks senior in right of payment to all of the Company's Subordinated Indebtedness, whether now existing or hereinafter incurred or created, and pari passu in right of payment with all existing and future Senior Indebtedness of the Company. "Senior Indebtedness" means any indebtedness of the Company, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Company. "Subordinated Indebtedness" means any indebtedness of the Company that is not Senior Indebtedness.

      3. No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

      4. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal after the commencement of bankruptcy, receivership or other judicial proceedings.

      5. Transfer. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties hereto.


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

      6. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered as described in the Notices section of the Subscription Agreement and to the appropriate addresses listed therein.

      7. Negative Covenants. For so long as any Purchased Notes remain outstanding, without the written consent of the holders of at least a Qualifying Percentage, the Company shall not and shall not permit any of its subsidiaries to, directly or indirectly:

            (a) redeem, repurchase, declare or pay dividends or make any other distributions ("Payments"), or set aside funds in respect thereof with respect to any shares of the Company's capital stock (except for any Payments with respect to shares of the Company's Series A Preferred Stock made in accordance with the terms and restrictions of the Certificate of Determination governing such shares and except for any Payments made in the form of shares of the Company's common stock or warrants exercisable to acquire shares of the Company's common stock);

            (b) enter into an Acquisition involving the Company, or sell all or substantially all of the Company's assets;

            (c) incur any indebtedness, other than Permitted Indebtedness;

            (d) incur any Liens, other than Permitted Liens;

            (e) voluntarily dissolve, liquidate or wind-up the Company;

            (f) engage in any transaction with any Affiliate (exclusive of employment or consulting arrangements as currently in effect or on terms no more onerous to the Company than those currently in effect, with individuals providing services to the Company as of the date of this Note), except for (i) transactions the terms of which in good faith are fair and reasonable to the Company and are at least as favorable as the terms that could be obtained by the Company in a comparable transaction made on an arm's length basis between unaffiliated parties (as determined by the Board of Directors acting reasonably and in good faith, as evidenced by a Board resolution), and (ii) the payment of consent fees to Trellus Offshore Fund Limited, Trellus Partners, LP, Trellus Partners II, LP, or any of their affiliated funds pursuant to an arrangement approved by the Board of Directors;

            (g) sell, transfer or otherwise dispose of any of its assets on terms where such assets may be leased to or re-acquired by, the Company or any of its subsidiaries, except pursuant to a transaction approved by the Company's Board of Directors; or

            (h) enter into any agreement with respect to any of the foregoing.

"Acquisition" shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other binding share exchange or corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger, binding share exchange or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, binding share exchange or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred.


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

"Affiliate" shall mean, with respect to any Person, any of (a) a director, officer or shareholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Lien" shall mean any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property

"Permitted Indebtedness" shall mean (i) trade payables incurred in the ordinary course of business, (ii) indebtedness constituting purchase money obligations and up to $3.0 million of capital lease obligations, (iii) the Purchased Notes, and (iv) up to $10.0 million principal amount of Subordinated Indebtedness outstanding at any one time.

"Permitted Liens" shall mean (i) Liens for taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith; (ii) statutory Liens of landlord and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances; (v) Liens (including extensions, renewals and replacements thereof) upon real or tangible personal property acquired after the date of any of the Purchased Notes; provided that any such Lien is created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto; (vi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (vii) Liens securing the Purchased Notes; and
(viii) Liens existing on the date any of the Purchased Notes are issued and any extensions, renewals or replacements thereof to the extent such extensions, renewals or replacements are no less favorable to the holders of the Purchased Notes.

"Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof."


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

"Subordinated Indebtedness" shall mean any unsecured indebtedness that is expressly subordinated and junior in right of payment to the Company's obligations under the Purchased Notes, provided that such indebtedness has a scheduled maturity date after the maturity date of the Notes, no scheduled principal payments prior to its scheduled maturity, an interest rate no greater than 14% per annum (exclusive of any warrant coverage) and subordination terms reasonably satisfactory to the holders of the Purchased Notes.

      8. Event of Default.

            (a) General. If an Event of Default (as defined below) occurs, the holders of no less than forty percent (40%) in interest of the principal amount outstanding under all promissory notes issued pursuant to the Offering (a "Threshold Percentage") may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on this Note to be immediately due and payable. The Company will give the Holder of this Note written notice of the occurrence of an Event of Default promptly (setting forth in reasonable detail all facts related thereto) after the Company has knowledge of the occurrence of any such event.

            (b) Definition. For purposes of this Note, an "Event of Default" is any of the following occurrences:

                  (i) The Company shall fail to pay the outstanding principal and all accrued and unpaid interest and all other amounts payable on this Note on the Maturity Date; or

                  (ii) The Company shall fail to pay any installment of interest on this Note when and as due, as such payment failure shall continue uncured for five (5) days; or

                  (iii) If the Company shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness which is outstanding in a principal amount of at least $500,000 in the aggregate (other than the Purchased Notes), and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto, and such default shall not be cured by the Company within 60 days thereafter; or

                  (iv) The Company shall be involved in financial difficulties as evidenced (i) by its commencement of a voluntary case under Title 11 of the United States Bankruptcy Code as from time to time in effect, the commencement of an involuntary case under the United States Bankruptcy Code, or by its authorizing, by appropriate proceedings of its Board or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert within 60 days the material allegations of any such petition, (ii) by the entry of an order for relief in any involuntary case commenced under said Title 11,
(iii) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief, (iv) by the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any


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

modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or (v) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (v) The Company shall have breached any material representation or covenant in the Subscription Agreement, the Security Agreement, the Warrants or this Note (other than such as are referred to above in Section 8(b)), and, with respect to breaches capable of being cured, such breach shall not have been cured within thirty (30) days following notice of such material breach to the Company.

      In case any one or more Events of Default shall occur and be continuing, the holders of no less than a Threshold Percentage of the Purchased Notes at the time outstanding may proceed to protect and enforce the rights of the holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Subscription Agreement or the Security Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note, the Security Agreement or the Subscription Agreement upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise, provided, however, that the holders of less than a Threshold Percentage of Purchased Notes shall have no right to declare any portion of the outstanding principal on the Purchased Notes or any accrued but unpaid interest thereon to be due and payable or to otherwise act with respect to their Purchased Notes or Collateral (as such term is defined in the Security Agreement).

      9. Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note or the Security Agreement may be amended or waived with the written consent of the Company and the holders of no less than a Qualifying Percentage, as provided in this Note and the Security Agreement. The Holder acknowledges that because this Note and the Security Agreement may be amended with the consent of a Qualifying Percentage, and because action by at least a Threshold Percentage is required to declare this Note to be in default, the Holder's rights hereunder and thereunder (including, without limitation, the Holder's rights to receive principal and interest as due) may be amended and waived without the Holder's consent.

      10. Governing Law. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws provisions thereof.


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

      11. No Prepayment Penalty. The Company may prepay all or any portion of this Note at any time, without penalty or premium.

      12. Miscellaneous. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

                                                  WORLD WASTE TECHNOLOGIES, INC.


                                                  By:
                                                     ---------------------------


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